UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2017

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: (949) 542-3130

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE
In its Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2016 (the “Initial Report”), CareTrust REIT, Inc. (the “Company”) reported the matters considered and voted upon at its 2017 annual meeting of stockholders. This Current Report on Form 8-K/A amends the Initial Report to provide the Company’s decision on the frequency of future advisory votes on named executive officer compensation as required by Item 5.07 of Form 8-K. This Current Report on Form 8-K/A should be read in conjunction with the Initial Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders
As reported in the Initial Report, at the 2017 annual meeting of stockholders of the Company a one-year frequency for future advisory votes on named executive officer compensation was approved by a majority vote. Considering the results of the advisory vote on the frequency of future advisory votes on named executive officer compensation, the Company’s Board of Directors determined that the Company will hold an advisory vote on named executive compensation annually until the next required vote on the frequency of such votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2017	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer